Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT dated as of October 2, 2006 to the Credit Agreement dated as of June 2, 2005 (the “Credit Agreement”) among BLYTH, INC. and PARTYLITE TRADING SA, the LENDERS listed on the signature pages hereof, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and BANK OF AMERICA, N.A. and LASALLE BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents.

W I T N E S S E T H :

WHEREAS, the parties hereto desire to amend the Credit Agreement to (i) change the initial scheduled Termination Date from June 2, 2010 to June 1, 2009, (ii) increase the rates of interest applicable to Loans thereunder, (iii) modify certain covenants and (iv) update the representations relating to financial information;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2.  Change in Termination Date.  The definition of “Termination Date” in Section 1.01 of the Credit Agreement is amended by changing the date specified therein from “June 2, 2010” to “June 1, 2009.”

SECTION 3.  Change in Interest Rates.  The Pricing Schedule attached to the Credit Agreement (the “Existing Pricing Schedule”) is deleted and replaced by the Pricing Schedule attached to this Amendment (the “New Pricing Schedule”). The New Pricing Schedule shall apply to interest and fees accruing under the Credit Agreement on and after the date hereof.  The Existing Pricing Schedule shall continue to apply to interest and fees accruing under the Credit Agreement prior to the date hereof.

SECTION 4.  Other Amendments.

The following provisions of the Credit Agreement are further amended as set forth below:

(a)        The definition of “Consolidated EBITDA” in Section 1.01 is amended by deleting the concluding sentence thereof and substituting therefor the following:

In the event that during any period of four consecutive fiscal quarters for which Consolidated EBITDA is to be determined (the “measuring period”), the Company or a Subsidiary shall have acquired or disposed of any Person or business unit, then (i) in the case of a disposition, Consolidated EBITDA shall exclude amounts thereof attributable to such Person or business unit disposed of as if such disposition had occurred on the first day of such measuring period and (ii) in the case of an acquisition Consolidated EBITDA shall be calculated on a pro forma basis as if such acquisition had been consummated on the first day of such measuring period, provided in the case of this clause (ii) that the Company shall have furnished to the Administrative Agent audited financial statements for the relevant period for the Person or business unit so acquired or other financial statements acceptable to the Administrative Agent for this purpose.

(b)        The definition of “Indebtedness” in Section 1.01 is amended by deleting the proviso to clause (e) thereof.

(c)        The definition of “Specified Non-Cash Charges” in Section 1.01 is amended to read in its entirety as follows:

“Specified Non-Cash Charges” means (a) any non-cash charges as a result of SFAS 141 or SFAS 142 issued by the Financial Accounting Standards Board, (b) any other extraordinary non-cash charges and (c) any other asset impairment charges incurred in any period commencing after July 31, 2006 which do not reflect a cash expense in the period in which incurred or in any subsequent period; provided that (i) in the case of an asset impairment charge that anticipates a cash expense in a period subsequent to the period in which such charge is incurred, the Company may at its option treat such charge as a Specified Non-Cash Charge in the period in which incurred, in which case the Company shall reduce Consolidated Net Income in each subsequent period in which cash outlays covered by such charge are made (to the extent not otherwise deducted in the determination of Consolidated Net Income for such subsequent period) and (ii) the aggregate amount of Specified Non-Cash Charges incurred after July 31, 2006 for purposes of calculations under this Agreement may not exceed $100,000,000.

(d)        Section 5.09 is amended by (i) deleting the text of clause (f) and substituting therefor “[reserved;]” and (ii) changing the figure “10%” in clause (g) thereof to “2%.”

(e)        Section 5.10 is amended by changing the figure “10%” in clause (g) thereof to “2%.”

(f)         Section 5.13 is amended by (i) changing the figure “$471,176,000” to “$275,000,000” and (ii) changing the date “January 31, 2005” to “July 31, 2006” each place such date appears.

(g)        The second sentence of Section 5.14  is deleted and the following language is substituted therefor:

The Company shall not permit the sale, lease or other transfer, directly or indirectly, to any Person or Persons (other than the Company or a Subsidiary) of any Person or business unit if, after giving effect thereto, the aggregate Attributable EBITDA of all Persons and business units so disposed of during the Current Compliance Period would exceed 15% of Consolidated EBITDA for the Reference Period or (ii) the aggregate Attributable EBITDA of all Persons and business units so disposed of subsequent to July 31, 2006 would exceed 30% of Consolidated EBITDA for the Reference Period.  For purposes of the foregoing, (a) “Attributable EBITDA” means, with reference to any Person or business unit disposed of by the Company, the contribution of such Person or business unit to Consolidated EBITDA for the Reference Period with respect to such disposition, (b) “Current Compliance Period” means (i) initially, the period commencing August 1, 2006 and ending January 31, 2007 and (ii) each subsequent fiscal year of the Company; and (c) “Reference Period” means (i) with respect to any disposition during the period commencing August 1, 2006 and ending January 31, 2007, the period of four fiscal quarters ended July 31, 2006 and (ii) with respect to any disposition consummated during any subsequent fiscal year of the Company, the immediately preceding fiscal year.

(h)        The following two new covenants are added to Article 5:

Section 5.16.  Minimum Consolidated EBITDA.  Consolidated EBITDA will not be less than $75,000,000 for any period of four consecutive fiscal quarters.

Section 5.17.  Minimum Cash.  The consolidated amount of cash and Cash Equivalents of the Company and its Consolidated Subsidiaries will at no time be less than $50,000,000.

(i)         Section 6.01(c) is amended by changing the reference to “Section 5.15” to “Section 5.17”.

(j)         The definition of “PLT Sublimit” in Section 1.01 is amended by changing the figure “$100,000,000” to “$50,000,000.”

SECTION 5.  Updated Financial Information.  Section 4.04 of the Credit Agreement is amended to read as follows:

SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of January 31, 2006 and the related consolidated statements of income, common stockholders’ equity and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in the Company’s report on Form 10-K for such fiscal year, a copy of which has been delivered to each of the Lenders, fairly present, in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

(b)      The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of July 31, 2006 and the related unaudited consolidated statements of income and cash flows for the six months then ended, set forth in the Company’s report on Form 10-Q for the fiscal quarter then ended, a copy of which has been delivered to each of the Lenders, fairly present, in all material respects, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection 4.04(a), the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six-month period (subject to normal year-end adjustments).

(c)      Since January 31, 2006 there has been no material adverse change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, except as disclosed in the Company’s report on Form 10-Q for the fiscal quarter ended July 31, 2006.

SECTION 6.  Reduction Of Commitments.  The Borrower hereby elects to reduce ratably the aggregate amount of the Commitments to $75,000,000 pursuant to Section 2.08 of the Credit Agreement, effective on the Amendment Effective Date.  To the extent necessary in connection with the foregoing reduction of the Commitments, the Required Lenders hereby waive any requirement of notice pursuant to said Section 2.08.

SECTION 7.  Representations of Borrower.  The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in

Article 4 of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Default will have occurred and be continuing on such date.

SECTION 8.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 9.  Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 10.  Effectiveness.  This Amendment shall become effective as of the date hereof on the date when the following conditions are met (the “Amendment Effective Date”):

(a)        the Administrative Agent shall have received from each of the Borrowers and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

(b)       the Administrative Agent shall have received an opinion of the General Counsel of the Company, dated the Amendment Effective Date and substantially to the effect of Exhibit C to the Credit Agreement with reference to this Amendment and the Credit Agreement as amended hereby; and

(c)        the Administrative Agent shall have received payment from the Company of an amendment fee for the account of each Lender that shall have delivered an executed counterpart hereof in an amount equal to 0.15% of such Lender’s Commitment and of all other fees and expenses payable by the Company in connection herewith.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BLYTH, INC.

By:
Name: Jane F. Casey
Title: Vice President & Treasurer

PARTYLITE TRADING SA

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

BANK OF AMERICA, N.A.

By:
Name:
Title:

LASALLE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

BARCLAYS BANK PLC

By:
Name:
Title:

NORDEA BANK FINLAND PLC

By:
Name:
Title:

THE NORTHERN TRUST COMPANY

By:
Name:
Title:

PRICING SCHEDULE

The “Euro-Currency Margin”, “Facility Fee Rate” and “LC Fee Rate” for any day are the respective percentages set forth below in the applicable row and column corresponding to the Status and Utilization that exist on such day:

Status	Level I	Level II	Level III	Level IV	Level V
Euro-Currency Margin:	0.80%	1.00%	1.25%	1.45%	1.70%
Facility Fee Rate	0.20%	0.25%	0.25%	0.30%	0.30%
LC Fee Rate:	0.80%	1.00%	1.25%	1.45%	1.70%

For purposes of this Schedule, the following terms have the following meanings, subject to the concluding paragraph of this Schedule:

“Level I Status” exists at any date if, at such date, the Company’s senior unsecured long-term debt is rated BB+ or higher by S&P or Ba1 or higher by Moody’s.

“Level II Status” exists at any date if, at such date, (i) the Company’s senior unsecured long-term debt is rated BB or higher by S&P or Ba2 or higher by Moody’s and (ii) Level I Status does not exist.

“Level III Status” exists at any date if, at such date, (i) the Company’s senior unsecured long-term debt is rated BB- or higher by S&P or Ba3 or higher by Moody’s and (ii) neither Level I Status nor Level II Status exists.

“Level IV Status” exists at any date if, at such date, (i) the Company’s senior unsecured long-term debt is rated B+ or higher by S&P or B1 or higher by Moody’s and (ii) none of Level I Status, Level II Status or Level III Status exists.

“Level V Status” exists at any date if, at such date, no other Status exists.

“Status” refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Company without third-party credit enhancement, and any rating assigned to any other debt security of the Company shall be disregarded.  The rating in effect at any date is that in effect at the close of business on such date.  If the Company is split-rated and the ratings differential is one notch, the higher of the two ratings will apply (e.g., B+/B2 results in Level IV Status).  If the Company is split-rated and the ratings differential is more than one notch, the rating one notch higher than the lower of the two shall be used (e.g., BB+/Ba3 results in Level II Status).

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